Agree Realty Increases its 2017 Guidance and Provides Update on Investment Activity

Surpasses $1 Billion Acquired Since the Inception of its Acquisition Platform

BLOOMFIELD HILLS, Mich., June 5, 2017 /PRNewswire/ -- Agree Realty Corporation (NYSE: ADC) (the "Company") announced today that it is increasing its 2017 acquisition guidance to a range of $250 million to $275 million of high-quality retail net lease properties. The Company's acquisition guidance, which assumes continued growth in economic activity, moderate interest rate growth, positive business trends and other significant assumptions, is being increased from a previous range of $200 million to $225 million.

The Company's focus continues to be on leading retail tenants in durable e-commerce resistant sectors. Quarter to date, the Company has made strategic investments and added a number of new tenants to its portfolio, including Publix, Panera Bread, RaceTrac, Spec's Wine and Spirits, and Ruler Foods (Kroger). Additionally, the Company has made investments in several existing-portfolio retailers, including Starbucks, National Tire and Battery, O'Reilly Auto Parts, Sherwin Williams, LA Fitness and Firestone Complete Auto Care.

With the completion of these recent acquisitions, the Company has now surpassed $1 billion of retail net lease properties acquired since the inception of its acquisition platform in April 2010.

"I'd like to express my sincere appreciation to the many stakeholders who have contributed to the $1 billion acquired since the launch of our acquisitions platform," said Joey Agree, President and Chief Executive Officer of Agree Realty Corporation. "Surpassing this milestone is a testament to the commitment and dedication exhibited by our fantastic team."

The Company also announced today it sold two Walgreens properties in Lowell, Michigan and Shelby Township, Michigan. With these two asset sales, annualized base rent from Walgreens has been reduced to approximately 9.5% of total portfolio annualized base rent.

As a result of the year-to-date disposition activity, the Company is raising the low end of its 2017 disposition guidance to a new range of $30 million to $50 million, from a previous range of $20 million to $50 million.

REITWeek® 2017: NAREIT's Investor Forum®

Management will be attending REITWeek® 2017: NAREIT's Investor Forum® being held June 6th through 8th at the New York Hilton Midtown and Joey Agree, President and Chief Executive Officer of Agree Realty Corporation, will be presenting on Wednesday, June 7, 2017, from 11:15 AM ET to 12:15 PM ET.

About Agree Realty Corporation

Agree Realty Corporation is a publicly traded real estate investment trust primarily engaged in the acquisition and development of properties net leased to industry-leading retail tenants. The Company currently owns and operates a portfolio of 395 properties, located in 43 states and containing approximately 7.5 million square feet of gross leasable space. The common stock of Agree Realty Corporation is listed on the New York Stock Exchange under the symbol "ADC". For additional information, please visit www.agreerealty.com.

Forward-Looking Statements

This press release may contain certain "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "seek," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," "forecast," "continue," "assume," "plan," references to "outlook" or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company's filings with the Securities and Exchange Commission, including, without limitation, the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and in subsequent quarterly reports. Except as required by law, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company's business and financial results, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of the Company's SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Invest section of the Company's website at www.agreerealty.com.

All information in this press release is as of June 5, 2017. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company's expectations.

CONTACT: Matthew M. Partridge, Chief Financial Officer, Agree Realty Corporation, (248) 737-4190